                        FORM OF COMMON STOCK CERTIFICATE

                                    SPECIMEN

  CERTIFICATE NUMBER                                         NUMBER OF SHARES

  ------------------                                         ----------------

                       TORTOISE ENERGY CAPITAL CORPORATION

                Organized Under the Laws of the State of Maryland
                                  Common Stock
                            $.001 Par Value Per Share

This certifies that _______ is the owner of ____________ fully paid and non-assessable shares of Common Stock, $.001 par value per share, of Tortoise
Energy Infrastructure Corporation (the "Company") transferable only on the books of the Company by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ____ day of
________ A.D. 200_.

                                               TORTOISE ENERGY
                                               CAPITAL CORPORATION

                                                                        [Seal]
                                             By
-------------------------                     ---------------------------------
As Transfer Agent and Registrar [Seal]           President

By:
  ----------------------------                ---------------------------------
     Authorized Signature                        Secretary

FOR VALUE RECEIVED,  __________________ hereby sells, assigns and transfers unto
_______________  shares of Common Stock,  represented by this  Certificate,  and does hereby  irrevocably  constitute  and appoint  ________________  Attorney to transfer said shares on the books of the within named Company with full power of substitution in the premises.

Dated: _______________

In presence of

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The Company will furnish to any stockholder on request and without charge a full statement of the designation and any  preferences,  conversion and other rights, voting powers,  restrictions,  limitations as to dividends,  qualifications  and terms and  conditions of redemption of the stock of each class which the Company is  authorized to issue and, if the Company is authorized to issue any preferred or special  class in  series,  of the  differences  in the  relative  rights and preferences  between  the shares of each series to the extent they have been set and the  authority  of the Board of  Directors  to set the  relative  rights and preferences  of subsequent  series.  Any such request should be addressed to the
Secretary of the Company.